COMMUNITYCORP
                                1100 NORTH JEFFERIES BOULEVARD
                               WALTERBORO, SOUTH CAROLINA 29488
                                        (843)549-2265

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                           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON APRIL 27, 1999

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        NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the annual meeting (the "Annual Meeting") of the shareholders of Communitycorp (the "Company") will be held at the Bank of Walterboro building located at 1100 North Jefferies Boulevard, Walterboro, South Carolina on Tuesday, April 27, 1999 at 6:00 p.m. Eastern time for the following purposes:

        1. ELECTION OF DIRECTORS: The election of three (3) Class II Directors to serve until the annual meeting of shareholders in 2002.

        2. RATIFICATION OF AUDITORS: To ratify the selection of Tourville, Simpson & Henderson, L.L.P. as auditors for the Company for year ending December 31, 1999.

        3. OTHER BUSINESS: Such other business as properly may come before the Annual Meeting or any adjournment thereof.

               A Proxy Card and Proxy Statement for the Annual Meeting are enclosed herewith.

               NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

        Any action may be taken on the foregoing proposals at the Annual Meeting or any adjournment thereof. Only shareholders of record of the Company at the close of business on March 8, 1999, are the shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

        Please read the attached Proxy Statement carefully. You are requested to fill in and sign the enclosed form of Proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS



PEDEN B. MCLEOD                                          W. ROGER CROOK
CHAIRMAN OF THE BOARD                                    PRESIDENT AND
                                                         CHIEF EXECUTIVE OFFICER


Walterboro, South Carolina
March 31, 1999

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YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.
YOUR PROXY CAN BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY MAY ALSO BE REVOKED BY WRITTEN NOTIFICATION, OR BY A PROXY OF A LATER DATE.
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



                              VOTING AT THE MEETING AND PROXIES

        The accompanying form of proxy is for use at the Annual Meeting. A shareholder may use this proxy if he/she is unable to attend the meeting in person or if he/she wishes to have his/her shares voted by proxy even if he/she attends the Annual Meeting. The proxy may be revoked in writing by the person giving it any time before the proxy is exercised by giving notice to the Company's secretary, or by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked prior to their exercise, will be voted in the manner specified therein. If no specification is made in the proxy, the proxy will be voted "FOR" the election of the nominees for directors listed herein and "FOR" ratification of the selection of Tourville, Simpson and Henderson, L.L.P. as the independent auditors of the Company. The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting, but if other matters do come properly before the Annual Meeting it is intended that shares represented by proxies in the accompanying form will be voted by the person named in the proxy in accordance with the recommendation of management.

        The Board of Directors has fixed the close of business on March 8, 1999 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. On that date, there were a total of 300,000 shares of Company Common Stock outstanding. Each shareholder is entitled to one vote on each matter to come before the Annual Meeting for each share of Company Common Stock held of record by such shareholder. The presence at the Annual Meeting, in person or by proxy, of shareholders, holding in the aggregate a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Article Eight of the Articles of Incorporation of the Company provide that in the election of directors each shareholder entitled to vote shall be entitled to cast as many votes for each director as shall equal the number of shares held by him/her, but shall not be entitled to accumulate his/her votes to cast more votes for any one director than the number of shares held by him/her. Those nominees receiving the highest number of votes cast at the meeting will be elected directors. Ratification of the appointment of Tourville, Simpson and Henderson, L.L.P. as auditors for the Company for the current year shall be by a majority vote of the shares of Common Stock present and entitled to vote at the Annual Meeting.

                              PROPOSAL I - ELECTION OF DIRECTORS

        The business and affairs of the Company are managed by its Board of Directors. Except as expressly limited by law, all corporate powers of the Company are vested in and may be exercised by the Board of Directors.

        The Company's Bylaws provide for a Board of Directors consisting of not less than five and not more than 15 directors as determined from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board. The Board of Directors has set the number of Directors for 1999 at ten.

        The Company's Articles of Incorporation provide that the Directors shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. At the Annual Meeting, three Class II directors will be elected for three year terms expiring at the 2002 Annual Meeting. All of the nominees are currently serving as directors of the Company.

        Should any nominee for the office of director become unable to serve, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise instructed therein, to vote for the election in his stead of such other person as the Board of Directors may recommend.

        If any vacancies occur on the Board of Directors after the Annual Meeting has taken place, such vacancies may be filled by the remaining directors at any regular or special meeting thereof. Individuals selected to fill such vacancies shall serve until the next annual meeting.

        The Board of Directors recommends a vote "FOR" the nominees named below for directors of the Company.

        The following table sets forth certain information as to the Board of Directors' nominees for election as director and of those directors who will continue to serve as such after the Annual Meeting.

                                                                            Year First   Year
                         Age    Principal Occupation During Past Five         Elected    Term
Name                     (1)    Years and Other Information                  Director    Expires
----                     ---    ---------------------------                  --------     -------
                                              BOARD NOMINEES

George W. Cone           53     Partner in Law Firm of McLeod, Fraser &        1988       2002(2)
                                Cone
Opedalis Evans           77     Retired - Former Merchant and Farmer,          1988       2002(2)
                                Islandton, S.C.
J. Barnwell              43     Owner, Fishburne & Company                     1988       2002(2)
Fishburne                       Real Estate Sales and Rentals



                                              2





                                                                            Year First      Year
                         Age    Principal Occupation During Past Five         Elected       Term
Name                     (1)    Years and Other Information                  Director     Expires
----                     ---    ---------------------------                  --------     -------

                                DIRECTORS CONTINUING IN OFFICE
E. Ray Carmichael        69     President, Carmichael Oil of Walterboro,       1988         2001
                                Inc., Exxon oil distributor
W. Roger Crook           57     Chief Executive Officer and President of the   1988         2001
                                Bank since its incorporation on October 11,
                                1988
Harry L. Hill            71     Retired, Former Vice President and Resident    1988         2001
                                Manager, Asten Dryer Fabrics, Inc.,
                                manufacturer of dryer felts
Robert E. Redfearn       75     Retired, Former owner of Sea Spirits, Inc.     1988         2001
                                Grocery/Real Estate
                                Edisto Beach, S.C.
Calvert W. Huffines      49     President of The Huffines Company              1988         2000
                                Real Estate Broker
Peden B. McLeod          58     Retired Code Commissioner and Director         1988         2000
                                South Carolina Legislative Council
                                Partner in McLeod, Fraser & Cone
                                Law Firm
Harold M. Robertson      75     Retired, Previous owner of Robertson           1988         2000
                                Electric Company.  Retired Member of
                                Board of Directors South Carolina Public
                                Service Authority

----------------------

(1) At December 31, 1998
(2) Assuming re-election at the Annual Meeting

                                      EXECUTIVE OFFICERS

W. Roger Crook, age 57, is Director, CEO and President of Communitycorp. He is also CEO and President of the Bank since its incorporation on October 11, 1988. Mr. Crook was actively involved in organizing the Bank. Prior to February 1988, Mr. Crook was Vice President of Citizens & Southern National Bank, Walterboro, South Carolina, for more than five years.

M. Ellison Young, age 61, is Vice President of Communitycorp. He has also been Vice President since joining the Bank in October 1991. Prior to October 1990, Mr. Young was Vice President and Branch Manager for The First Savings Bank, Walterboro Branch, for more than five years.

Gwendolyn P. Bunton, age 45, Vice President and Treasurer of Communitycorp. Also for the Bank, she has been Vice President and Cashier since December 1993, Assistant Vice President and Cashier since April 1990, Cashier and Operations Officer since May 1989. Mrs. Bunton joined Bank of Walterboro in February 1989. Prior to February 1989, Mrs. Bunton was Loan Administrative Assistant III at Citizens & Southern National Bank, Walterboro, South Carolina, for more than five years.

                         MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Company's Board of Directors holds regular meetings monthly. The Board of Directors has established an Audit Committee, an Executive Committee, an Investment Committee and a Loan Committee. The Board does not have a Compensation Committee and functions normally performed by a Compensation Committee are performed by the Executive Committee. During the fiscal year ended December 31, 1998, the Board held a total of thirteen regular and special meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees, of the Board of Directors on which he served.

        The Audit Committee selects the Company's independent auditors, deter mines the scope of the Annual Audit, determines whether the Company has adequate administrative, operational and internal accounting controls and determines whether the Company is operating according to established policies and procedures. The members of the Audit Committee are George W. Cone,
Opedalis Evans, J. Barnwell Fishburne, Harry L. Hill and Robert E. Redfearn.
The Audit Committee met five times during 1998.

        The Executive Committee established and monitors the Company's major policies, reviews all proposed changes to policies prior to submission to the Board, and monitors the Company's employee compensation and benefit programs. The Executive Committee may act on behalf of the Board of Directors between meetings. Members of the Executive Committee are E. Ray Carmichael,
George W. Cone, W. Roger Crook, Peden B. McLeod, and Harold M. Robertson.
The Executive Committee met three times during 1998.

        The Investment Committee establishes and monitors the Bank's investment policy to insure the safety and liquidity of the Bank's investments and monitors the Bank's assets, liabilities and interest rate policies and exposure. Members of the Investment Committee are George W. Cone, W. Roger Crook and Peden B. McLeod. The Investment Committee met thirty-six times during 1998.

        The Loan Committee establishes and monitors the Bank's lending policies, reviews compliance with policy, reviews loans where the borrower's liability exceeds certain limits, monitors loans for credit quality and reviews all loans over 30 days past due. Members of the Loan Committee are E. Ray Carmichael, George W. Cone, W. Roger Crook, Calvert W. Huffines, Peden B. McLeod and
Harold M. Robertson.  The Loan Committee met fifty-nine times during 1998.

        The Board of Directors nominates candidates for election as directors; it has no nominating committee. The Board of Directors will consider individuals recommended by shareholders. Shareholders may make recommendations by writing to Peden B. McLeod, Chairman of the Board, Communitycorp, Post Office Box 1707, Walterboro, South Carolina 29488.
                                       DIRECTORS COMPENSATION

        Members of the Board of Directors of the Company received a monthly fee of $450 and an extra month's fee in December for 1998. Committee members receive no fees. Total fees paid to directors in the fiscal year ended December 31, 1998 were $52,650. In addition, the Chairman of the Board & Vice Chairman of Communitycorp were paid $22,000 & $21,560, respectively, for the year ended December 31, 1998.
                             TRANSACTIONS WITH CERTAIN RELATED PERSONS

        The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with principal officers, directors, and their associates on substantially the same terms including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and did not involve more than normal risk of collectibility or present other unfavorable features. During 1998, the largest aggregate amount of indebtedness of principal officers, directors and their associates to the Company was $1,934,602 which represented 23.68% of the Company's equity capital at the time. During 1998, the law firm of McLeod, Fraser & Cone provided legal services to the Company in its ordinary course of business and it is expected to continue to do so in the future. George W. Cone, director of Communitycorp, is a partner of the McLeod, Fraser and Cone law firm. Peden B. McLeod, Director and Chairman of the Board of Communitycorp , is also partner in the law firm of McLeod, Fraser and Cone.

        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP


                                                       Shared Voting       Total Sole and
                                                            and            Shared Voting       Total
     Name and Address of         Sole Voting and        Investment         and Investment     Percent
      Beneficial Owner           Investment Power          Power               Power         of Class
      ----------------           ----------------          -----               -----         --------
Owners of 5% or more
of Common Stock

Sea Spirits, Inc. (1)                       23,843              - 0 -                23,843       7.95%
3205 Palmetto Blvd.
Edisto, SC 29438

Directors

E. Ray Carmichael (2)                       12,032              3,228                15,260       5.09%
George W. Cone (3)                           3,026              1,500                 4,526       1.50%
W. Roger Crook(4)                            2,464                500                 2,964       0.98%
Opedalis Evans                               4,435              - 0 -                 4,435       1.48%
Barnwell Fishburne(5)                        6,762              1,488                 8,250       2.75%
Harry L. Hill                                3,470              - 0 -                 3,470       1.16%
Calvert W. Huffines (6)                      2,320              4,600                 6,920       2.30%
Peden B. McLeod (7)                          7,613             19,350                26,963       8.99%
Robert E. Redfearn (8)                         500             23,843                24,343       8.11%
Harold Robertson (9)                         8,260              2,534                10,794       3.60%

Executive Officers and                      51,946             57,043               108,989      36.33%
Directors as a Group
 (12 persons)

----------------------
(1) This corporation is controlled by Robert E. Redfearn, a director of the Bank.
(2) Includes 2,500 shares owned by a corporation which Mr. Carmichael controls and 728 shares owned by family members.
(3)  Includes 1,500 shares held by family members
(4)  Includes 500 shares held by family members.
(5)  Includes 1,488 shares held by family members.
(6) Includes 2,300 shares owned by a foundation controlled by Mr. Huffines and 2,300 shares owned by family members.
(7)  Includes 19,350 shares held by family members.
(8) Includes 23,843 shares owned by Sea Spirits, Inc., a corporation which is controlled by Mr. Redfearn.
(9)  Includes 2,534 shares held by family members.

                                       EXECUTIVE COMPENSATION

The following information is furnished for the Chief Executive Officer of the Company. No other executive officer of the Company received salary and bonuses in excess of $100,000 during the fiscal year ended December 31,1998.

       -------------------------------------------------------------------------

                                     SUMMARY COMPENSATION TABLE

                                         Annual Compensation

                                                           Other Annual     All Other
Name and                             Salary      Bonus     Compensation     Compensation
Principal Position       Year          ($)          ($)             ($)         ($) (1)
W. Roger Crook          1998     $ 100,000     $ 15,000             ---     $  21,315
President and Chief
Executive Officer       1997          86,000      12,000            ---         18,020

                        1996          76,300      10,000            ---         15,341

(1) Included deferred compensation of $13,265, $12,000, and $10,000 in 1998, 1997, and 1996, respectively, and profit sharing contribution of $8,050, $6,020, and $5,341 in 1998, 1997, and 1996, respectively.


RETIREMENT PLANS

Profit Sharing Plan. The Company has a qualified Profit Sharing Plan with 401(K) features. The plan is intended to meet the qualification requirements under the Internal Revenue Code and serve as a reward to employees for productivity and profitability. All full-time employees who have attained age 21 and have one year of service are eligible to participate in the plan. Contributions to the plan are computed each year on a discretionary basis by the Board of Directors with consideration for annual profits, retained earnings and reserve requirements. The profit sharing plan is administered by Profit Concepts, Inc., an independent third party administrator in Columbia, South Carolina. The Trustees of the plan are members of the Board of Directors and are as follows:
J. Barnwell Fishburne, Calvert Huffines and George Cone. The Board of Directors has the authority to add, delete, or replace Trustees as deemed necessary to ensure adequate oversight and direction of the plan operations.

        The profit sharing plan is designed to provide a source of additional retirement income that will supplement Social Security benefits at age 65 for each eligible career employee. Employees or their beneficiaries have the right to withdraw their funds in the plan upon early separation of service, death, disability, normal retirement (age 65), early retirement (age 59 1/2) or late retirement (age 70). Distributions from the plan will be made in either monthly installments or as a lump sum payment.

        The profit sharing plan includes special provisions as outlined in the Internal Revenue Code, Section 401(K), which permits employees to make voluntary pre-tax contributions to the retirement plan trust. Employees meeting the eligibility requirements of the profit sharing plan described above may also make voluntary contributions under 401(K) plan provisions up to 10% of annual salary.

        The employer has decided to waive its option of matching employee contributions since the profit sharing plan will potentially provide eligible employees with a retirement benefit. All employee voluntary contributions are 100% vested. Withdrawal features in the 401(K) plan are the same as the profit sharing plan. Expenses for this plan were $42,835 for the year ending December 31, 1998.

Deferred Compensation Plan. The Company has a Deferred Compensation Plan which covers the Chief Executive Officer. This plan is a non-qualified voluntary deferral salary program with participation limited to the Bank's senior management group of vice president and above.

        Contributions to the plan are voluntary and may be changed from year to year based upon the income needs of eligible participants. Amounts deferred are assets of the Bank and income derived from the investment of these assets are also reflected as assets of the Bank. These assets are subject to the claims of creditors of the corporation. Deferred funds will be invested and reinvested by the corporation until such time the employee separates from service and elects to receive the deferral amounts plus accumulated earnings. The corporation has the right to invest bank assets in cash, cash equivalents, marketable securities, common stock, life insurance, annuities or savings instruments as deemed appropriate by the Trustees and Board of Directors. Expenses for this plan were $13,265 for the year ending December 31, 1998.


PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors believes it appropriate to submit for action by the shareholders its selection of Tourville, Simpson & Henderson, L.L.P. as the Company's independent auditors for 1999 to audit the consolidated financial statements of the Company for the current year and to perform such other appropriate accounting services as may be required by the Board.

        Representatives of Tourville, Simpson & Henderson, L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" ratification of the appointment of Tourville, Simpson & Henderson, L.L.P. as the Company's independent auditors.

                         COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires certain officers of the Company and its directors, and persons who beneficially own more than 10% of any registered class of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 1998 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with.

                                      INDEPENDENT ACCOUNTANTS

        During the 1998 fiscal year, Tourville, Simpson & Henderson, L.L.P. of Columbia, South Carolina, served as independent accountants to the Company. They have been appointed as the Company's independent accountants for the 1999 fiscal year by the Board of Directors. Representative of Tourville, Simpson & Henderson, L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to proper questions regarding the independent accountants' responsibilities.

                                           OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgement of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.

                                       SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders to be held in April 2000, should be received by the Company no later than January 29, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting . Such proposals should be sent in writing to Communitycorp, Post Office Box 1707, Walterboro, South Carolina 29488, Attention: Corporate Secretary. Any such proposals must comply in all respect with the rules and regulations of the Securities and Exchange Commission.

                                      EXPENSE OF SOLICITATION

        The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone at their regular salary or hourly compensation.

                                             FORM 10-K

        The Company will provide without charge to each person solicited herein, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto. Such a written request should be directed to Communitycorp, Post Office Box 1707, Walterboro, South Carolina, 29488, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS





PEDEN B. MCLEOD                                          W. ROGER CROOK
CHAIRMAN OF THE BOARD                                    PRESIDENT AND
                                                         CHIEF EXECUTIVE OFFICER

Walterboro, South Carolina
March 31, 1999

                                            PROXY

KNOW ALL MEN BY THESE PRESENT that I, the undersigned shareholder of Communitycorp, Walterboro, South Carolina, do hereby nominate, constitute and appoint Peden B. McLeod and Harold M. Robertson or __________________________________________ or any one or more of them, my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all of the stock of said Company, standing in my name on its books as of March 8, 1999 at the meeting of its shareholders to be held at the Bank of Walterboro building located at 1100 North Jefferies Boulevard, Walterboro, South Carolina, on Tuesday, April 27, 1999 at 6:00 p.m. Eastern time or at any adjournment thereof, as follows:

     FOR                            WITHHOLD   1.  ELECTION OF DIRECTORS:
   (     )                          (     )    The Election of Three (3) Class II directors listed in the accompanying Statement.  The names of the nominees are
                                               as follows: George W. Cone, Opedalis Evans, J. Barnwell
                                               Fishburne

     FOR           AGAINST          ABSTAIN    2.  RATIFICATION OF AUDITORS:
   (     )         (     )          (     )    To ratify the selection of Tourville, Simpson and
                                               Henderson as auditors of the
                                               Company for the year ending
                                               December 31, 1999 as stated in
                                               the accompanying notice of said
                                               meeting.

                                               3.  OTHER BUSINESS:
                                               Such other business that may
                                               properly be brought before the
                                               meeting or any adjournment
                                               thereof. Management at the
                                               present time knows of no other
                                               business to be brought before the
                                               meeting other than that of a
                                               routine nature.

I hereby ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof, receipt of the notice of said Annual Meeting being hereby acknowledged. Said attorney(s) is (are) hereby authorized to exercise all of the powers that I would possess if present personally at said meeting or any adjournment thereof. I hereby revoke all proxies by me heretofore given for any meeting of shareholders of said Company.

IN THE ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED HEREBY SHALL BE VOTED IN FAVOR OF THE MATTERS SPECIFICALLY SET FORTH ABOVE ANY IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY RE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.

In Witness whereof I have hereunto set my hand and seal this _____ day of ______________ 1999.

                                  ----------------------------------------------
                                  Signature

                                  ----------------------------------------------
                                  Signature if held jointly